CONTRACT

Contract No. 20220625 **Contract Dated:** 25th June 2022

THE SELLER
COMPANY: Environmental Solutions (Asia) Pte Ltd
101 Tuas South Avenue 2
Singapore 637226
LEGAL REPRESENTATIVE: Mr. Quek Leng Chuang
Tel: 65 66532299
Fax: 65 66532290
Email: queklc@env-solutions.com

THE BUYER
COMPANY: Zinc Oxide Corporation
8-65, Cheonbuk Sandan-Ro 1-Gil
Cheonbuk-Myeon
Gyeongju-Si
Gyeongsangbuk-Do 38034
Korea
LEGAL REPRESENTATIVE: Mr. Max Choi
Tel: +82 054 778 7614
Email: jihokim21@zincoxide.co.kr

ARTICLE 01-PRODUCT & QUALITY

PRODUCT: Electric Arc Furnace Dust (EAFD)

Quality: Zn Content **30% - 40%** (Based on Dry basis)

Moisture content: **10-12%**

It is in powder form and has not been pelletized. No other materials of any kind has been added to it or been allowed to contaminate it. The radioactivity in material shall be below 0.3mSv. Should, for whatever reason, the radioactivity level of any delivered material be found to be higher than 0.3mSv then Seller shall take back the material and dispose of it at their own cost.

ARTICLE 02 – DURATION AND QUANTITY

1) Duration: from 1st July 2022 to 30th June 2023
2) Quantity: 12,000MT +/-15% (10,200-13,800MT)
3) Shipment : at least one shipment during a month

ARTICLE 03 – DELIVERY AND PRICE

1) Delivery : CIF Busan Port, Korea

2) Unit price:

a) If LME zinc price is equal or below $3,200 and
   If contained zinc content is equal or above 40%, zinc content x 25% x LME price
   If contained zinc content is equal or above 30% and below 40%, zinc content x 23% x LME price
   If contained zinc content is equal or above 25% and below 30%, zinc content x 21% x LME price
   If contained zinc content is below 25%, price to be discussed and mutually agreed

b) If LME zinc price is above $3,200 and
   If contained zinc content is equal or above 45%, zinc content x 33% x LME price
   If contained zinc content is equal or above 40% and below 45%, zinc content x 29% x LME price
   If contained zinc content is equal or above 37% and below 40%, zinc content x 26% x LME price
   If contained zinc content is equal or above 35% and below 37%, zinc content x 24% x LME price
   If contained zinc content is equal or above 30% and below 35%, zinc content x 23% x LME price
   If contained zinc content is equal or above 25% and below 30%, zinc content x 21% x LME price
   If contained zinc content is below 25%, price to be discussed and mutually agreed

3) Payment: Unit price x DMT (dried metric ton):

4) Deduction
Seller can ship wet material subject to Buyer's confirmation and monthly tonnage of wet material shall be mutually agreed.
For the wet material containing moisture over 12%, a deduction $15/WMT shall be applied.

ARTICLE 04- PAYMENT

The payment shall be made as followed:

1) All payment shall be made in USD by T/T (telegraphic transfer).

2) Provisional payment: by TT, 80% of the provisional value within 5 working days after Buyer's receipt of shipping documents in accordance with Article5.

3) Final payment: the balance payment shall be made within 5 working days after presentation of the Seller's final invoice. The final settlement value shall be based on final Zn content and weight determined at receiving plant and the average LME of the arrival month at Busan port.

   Where a payment is due from the Seller, the Seller shall ensure it is made no later than 5 working days after issuing the final invoice.

ARTICLE 05- DOCUMENTS PAYMENT:

1) For Provisional Payment

   a) Seller's commercial invoice in original for 80% of the full value Based on ESA analysis report of each shipment and must show the sales contract no.

b) Original inspection certificate of quality issued by ESA, the destination port in I original plus 2 copies and must show the following details: Zn content & moisture content. Zn content must be 30% & above.

c) Full set of scanned copy of duly signed shipped clean on-board ocean bill of lading marked "freight prepaid", with container/seal no. & Contract no. And blank endorsed showing consignee and notify party, and marked 'freight prepaid'

d) Packing List showing total number of bags gross / net weight.

e) Full set of scanned copy of insurance policy in 110% value of each shipment and must indicate the insurance company's agent in Korea.

2) For Final Payment

Seller shall prepare the final invoice once all facts are known. Final payment will compare the result with the Provisional payment result.

ARTICLE 06 – WEIGHT & MOISTURE DETERMINATION, SAMPLING, ANALYSIS

The objective will be obtained for the quality and quantity of the whole shipped goods.

1) At the loading port, Seller will confirm that they have weighed and inspected the EAFD during loading operations; and sealing containers, and attended loading of the entire shipment into the carrying vessel

2) After the arrival of the cargo to destination port, the entire cargo shall be inspected and the weighing, sampling, sample preparation, determination of moisture and analyzing shall be carried out at the receiving plant in the usual technical manner by Buyer and thus determined result shall be final for settlement. Seller or the Seller's representative has the right to be present at such weighting and sampling on Seller's account.

The weighing, sampling, sample preparation and determination of moisture and analyzing shall be carried out in lots of about 500WMTand sample weight shall be 200 grams. The composite sample for each lot shall be divided into 6 equal portions: 2 for Seller, 2 for Buyer, and 2 to be properly packed, sealed, labelled as reserve samples for analysis by umpires.

Should the Analytical results of Provisional result at loading port and discharge Port differ by more than 1.5% for Zn content and/or Buyer and Seller agree that appointed 3rd party to be engaged for umpire on the sample reserved for umpire purpose unless otherwise mutually agreed. The 3rd party shall be mutually agreed upon by Buyer and Seller, which shall be from the following list of laboratories:

Alfred H Knight International Ltd.
The John Knight Laboratory
Kings Business Park
Prescot, Knowsley, L34 1PJ
UK

Alex Stewart International Corporation
Unit 2B Olympic Way, Sefton Business Park, Aintree,
Liverpool, Merseyside, L30 1RD

Inspectorate International Ltd. 2 Perry Road
Witham Essex CM8 3TU England

Should the umpire's determination fall between the results of the assays conducted by the Buyer and the Seller, or coincide with either the Buyer or the Seller's assay, then the arithmetical mean of the umpire's assay and the assay of the party nearest to the umpire's assay shall be taken as the agreed assay in respect of the lot in question. Should the umpire's assay be the exact mean of the Buyer's End receiver and the Seller's assay, the umpire's assay shall be taken as the agreed assay in respect of the lot in question. Should the umpire's assay fall elsewhere, the assay of the party nearest to the umpire's assay shall be taken as the agreed assay in respect of the lot in question.

Costs of the 3rd party shall be borne by losing party.

ARTICLE 07 - SHIPMENT

I) Packing: In bags of about I MT PP big bags.

2) The weight of bags must be deducted as 1.5kg

ARTICLE 08 - BANKING DETAILS:

Sell er's Bank Detail
DBS Bank Ltd
A/C Name: Environmental Solutions (Asia) Pte Ltd
A/C No: 003-9258-143 (USD)
Swift Code: DBSSSGSG

ARTICLE 09 – INSURANCE

In accordance with ICC rules, insurance is for the seller's account and his/her sole responsibility. Seller at its own expense shall arrange and place insurance on each shipment of the EAFD with the insurance company.
Such insurance shall:

(a) Be placed provisionally for the amount of 110% of the CIF cargo value determined at the time of shipment subject to adjustment 110% of final cargo value and be freely payable in U.S. Dollars in the Republic of Korea without any deductibles or deductions

(b) Cover the EAFD from the time when they shall have been loaded on the vessel at Loading Port until the final destination, as per Institute Cargo Clauses [A]. (INCOTERMS 2020)

(c) Include the following conditions: Institute Cargo Clauses [A] with the Revised Insolvency Exclusion Clause (as per following). War risks subject to Institute War Clauses, the risks of

Strikes, Riots and Civil Commotions subject to Institute Strikes Clause Cargo but exclude the claims for normal shortage in the ordinary course of transit.

ARTICLE 10- FORCE MAJEURE

Neither party to this contract shall be held responsible for breach of contract caused by an act of God, insurrection, civil war, military operations or local emergencies. The parties do hereby accept the international provision of "force manure" as published by the International Chamber of Commerce.

ARTICLE 11 - ARBITRATION

The parties hereby agree to settle all disputes amicably. If settlement is not reached, the dispute in question shall be submitted to appropriate courts in Hong Kong the losing party will pay the required fee. It is understood that in the event of dispute or arbitration, English shall prevail. The award of Hong Kong courts is final and binding for both patties.

ARTICLE 12 - GOVERNING LAW

The contract will be governed, and construed in accordance with the rules of the international chamber of commerce and subject to the interpretation of incoterms 2000 edition and as amended to apply.

ARTICLE 13 - SPECIAL CLAUSE

The signed facsimile/e-mail copy of the contract shall be deemed as valid. Thereafter any addition deletions or amendments will not be valid unless rendered in writing and signed by all the parties via fax/email and followed by hard copies.

ARTICLE 14 - CLAIM

Within **30** days after the arrival of the goods at destination, should the quality, specifications, or quantity be found not in conformity with the stipulations of the contract except those claims for which the insurance company or the owners of the vessel are liable, the buyer shall, on the strength of the inspection certificate issued by Buyer at the receiving plant, have the right to claim for replacement with new goods, or for compensation, and all expenses (such as inspection charges, freight for returning the goods and for sending the replacement, insurance premium, storage and loading and unloading charges, etc) shall be borne by the sellers.

The certificate so issued shall form the base of a claim. The sellers, in accordance with the buyers claim shall be responsible for complete or partial replacement of the commodity or shall devalue the commodity according to the state of defect (s). If the sellers fail to answer the buyers within one month after receipt of the claim afore said, the claim shall be reckoned as having been accepted by the sellers.

SELLER'S SIGNATURE AND SEAL

COMPANY: Environmental Solutions (Asia) Pte Ltd
SIGNATORY'S NAME: Mr Quek Leng Chuang

DATE: 25th June 2022

SIGNATURE

BUYER'S SIGNATURE AND SEAL

COM PANY: Zinc Oxide Corporation
SIGNATORY'S NAME: Mr Max Choi

DATE: 25th June 2022

SIGNATURE

ZINC OXIDE CORPORATION CO., LTD
8-65, Cheonbuksandan-ro-1gil, Cheonbuk-myeon
Gyeongju-si, Gyeongsangbuk-do, Korea